Exhibit 4.2.95

                                 AMENDMENT NO. 6
                                 ---------------
                                       TO
                                       --
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This Amendment No. 6 (this "Amendment"), dated as of September 21, 2006, to the Securities Purchase Agreement, dated as of June 4, 2004 (the "Purchase Agreement"), as amended, is by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and a majority of Purchasers who are signatories to the Purchase Agreement, as Amended. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS
                                    --------

     WHEREAS, the Company has held Five Closings of the sale of Shares and issuance of the Warrants and wishes to sell additional Shares and issue additional Warrants; and

     WHEREAS, Section 9.4 of the Purchase Agreement provides that any term thereof may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding; and

     WHEREAS, the Company and the undersigned Purchasers who hold at least a majority of the Common Stock issued or issuable upon conversion of the Shares currently outstanding are in favor of and consent to this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendments.

     Schedule A of the Purchase Agreement is hereby amended and restated as follows:

                                              SCHEDULE A

     Series D-1 issuance on June 4, 2004
     Purchaser                                       Purchase Price    Shares         Warrants
     ----------------------------------------------- -------------- -------------  -------------
     John Warnock                                       249,600.00           208        402,580
     The Hambrecht 1980 Revocable Trust                 175,200.00           146        282,580
     HAMCO Capital Corporation                           50,400.00            42         81,290
     William E Mayer Holdings, Inc.                      25,200.00            21         40,645
                                                     -------------- -------------  -------------
                                                        500,400.00           417        807,095
                                                     ============== =============  =============

     Series D-2 issuance on September 30, 2004
     Purchaser                                       Purchase Price     Shares        Warrants
     ----------------------------------------------- -------------- -------------- --------------
     John Warnock                                       249,600.00            208        340,363
                                                     -------------- -------------- --------------
                                                        249,600.00            208        340,363
                                                     ============== ============== ==============

     Series D-2 issuance on February 2, 2005
     Purchaser                                       Purchase Price     Shares        Warrants
     ----------------------------------------------- -------------- -------------- --------------
     The Hambrecht 1980 Revocable Trust                 225,600.00            188        307,636
     HAMCO Capital Corporation                           25,200.00             21         34,363
                                                     -------------- -------------- --------------
                                                        250,800.00            209        341,999
                                                     ============== ============== ==============

     Series D-3 issuance on December 21, 2005
     Purchaser                                       Purchase Price     Shares        Warrants
     ----------------------------------------------- -------------- -------------- --------------
     Nancy and Timothy Armstrong                        250,800.00            209        404,516
                                                     -------------- -------------- --------------
                                                        250,800.00            209        404,516
                                                     ============== ============== ==============

     Series D-3 issuance on July 27, 2006
     Purchaser                                       Purchase Price     Shares        Warrants
     ----------------------------------------------- -------------- -------------- --------------
     The Hambrecht 1980 Revocable Trust                 150,000.00            125        181,940
     John E. and Marva M. Warnock                        99,600.00             83        120,808
                                                     -------------- -------------- --------------
                                                        249,600.00            208        302,748
                                                     ============== ============== ==============

     Series D-4 issuance on July 27, 2006
     Purchaser                                       Purchase Price     Shares        Warrants
     ----------------------------------------------- -------------- -------------- --------------
     John E. and Marva M. Warnock                        50,400.00             42         61,131
                                                     -------------- -------------- --------------
                                                         50,400.00             42         61,131
                                                     ============== ============== ==============

     Series D-4 issuance on September 21, 2006
     Purchaser                                       Purchase Price     Shares        Warrants
     ----------------------------------------------- -------------- -------------- --------------
     The Hambrecht 1980 Revocable Trust                 200,400.00            167        351,990
     John E. and Marva M. Warnock                       199,200.00            166        349,882
                                                     -------------- -------------- --------------
                                                        399,600.00            333        701,872
                                                     ============== ============== ==============

     2.   General.

          (a) This Amendment shall be governed in all respects by the laws of the State of California.

          (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof.

          (c) The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by as of the date first written above.


                                    SALON MEDIA GROUP, INC.


                                    By: /s/ Elizabeth Hambrecht
                                            Elizabeth Hambrecht
                                            President & Chief Executive Officer





[Counterpart Signature Page to Amendment No. 6 to Securities Purchase Agreement]

                                        PURCHASER


                                        By: /s/ John E. Warnock
                                            -------------------
                                                John E.Warnock


                                        By: /s/ Marva M. Warnock
                                            --------------------
                                                Marva M. Warnock

                                        Name: John E. Warnock & Marva M. Warnock

                                        Title:_______________________________

                                        Address:_____________________________

                                        _____________________________________






[Counterpart Signature Page to Amendment No. 6 to Securities Purchase Agreement]

                                        PURCHASER
                                        The Hambrecht 1980 Revocable Trust


                                        By: /s/ William Hambrecht
                                            ---------------------

                                        Name:  William R. Hambrecht

                                        Title: Trustee
                                        Address: 539 Bryant St. Suite 100

                                        San Francisco, CA 94107
                                        -----------------------





[Counterpart Signature Page to Amendment No. 6 to Securities Purchase Agreement]

                                         PURCHASER
                                         HAMCO Capital Corporation


                                         By: /s/ William Hambrecht
                                             ---------------------

                                         Name:  William R. Hambrecht

                                         Title:
                                         Address: 539 Bryant St. Suite 100

                                         San Francisco, CA 94107
                                         -----------------------





[Counterpart Signature Page to Amendment No. 6 to Securities Purchase Agreement]